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                                                                     EXHIBIT 2.5


                            AMENDMENT AGREEMENT NO. 3


        This AMENDMENT AGREEMENT NO. 3 ("Agreement"), dated as of June 6, 2000, by and between PACIFIC LITHIUM LIMITED, a New Zealand corporation (together with its successors is referred to herein as "PLL"), and LITHIUM TECHNOLOGY CORPORATION, a Delaware corporation ("LTC").

                                    RECITALS

        WHEREAS, PLL and LTC have entered into an Agreement and Plan of Merger dated as of January 19, 2000 ("Merger Agreement") and the Bridge Loan Financing Agreements (as defined in the Merger Agreement) as amended by Amendment Agreement No. 1 dated as of March 31, 2000 and Amendment Agreement No. 2 dated as of May 4, 2000.

        WHEREAS, PLL and LTC desire to amend certain provisions of the Merger Agreement and Bridge Loan Financing Agreement subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Agreement, PLL and LTC agree as follows:

I. The following specifically indicated section paragraphs of the Merger Agreement are amended and restated as follows:

        7.5     Transfer of Employees and Benefit Plans

        (b) Upon the Closing, PLL will offer employment to David Cade in accordance with the terms and conditions of the Employment Agreement; and

        (c) PLL will grant a minimum of three hundred thousand (300,000) options (the "Options") to the Transferred Employees for the purchase of PLL Stock at an exercise price of $2.25 per share. The Options will be distributed to the Transferred Employees on the Closing Date in the amounts set forth in
Schedule 7.5(c). The Options shall vest on the Closing Date. The Options will be issued by PLL (Delaware) in the form of the Employee Share Option Deed attached hereto as Exhibit D and shall be registered on a Form S-8 (or equivalent form) as promptly as reasonably practicable following the effectiveness of the IPO Registration Statement but in no event later than the Closing Date.

        7.6 Proxy and Registration Statements. In connection with the transactions contemplated by this Agreement:

        (a) As soon as practicable after the filing of the IPO Registration Statement (as defined in Section 7.16), but in no event later than five business days after the consummation of the Ilion


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IPO, LTC and PLL shall jointly file with the SEC a combined proxy statement to be mailed to LTC's shareholders in connection with the meeting to be called to consider the Merger and registration statement to register under the Securities Act the Merger Securities to be issued to the holders of the LTC Common (the "Proxy Statement/Prospectus") on Form S-4 or any other appropriate form (the "Form S-4 Registration Statement"). PLL and LTC shall file all such amendments to the Form S-4 Registration Statement as shall be necessary to keep it current and effective until the Merger Securities have been distributed. As soon as practicable after the Effective Time of the Merger, PLL shall distribute the Merger Securities to the shareholders of LTC pursuant to the Form S-4 Registration Statement.

        (b) Each of LTC and PLL shall take, in accordance with applicable law, and its respective articles of incorporation and by-laws, all action necessary to convene, respectively, (i) a meeting of stockholders of PLL, if required or appropriate, to consider and vote upon the approval of the Merger, and any other stockholder approval matters required for consummation of the Merger and the transactions contemplated hereby as promptly as practicable after the Form S-4 Registration Statement is declared effective (the "PLL Meeting"), and (ii) a meeting of stockholders of LTC to consider and vote upon the approval of the Merger and any other stockholder approval matters required for consummation of the Merger and the transactions contemplated hereby as promptly as practicable after the Form S-4 Registration Statement is declared effective (the "LTC Meeting").

        (c) In connection with the preparation of the Form S-4 Registration Statement and the Proxy Statement/Prospectus (i) LTC shall provide to PLL in writing all information relating to LTC or its Subsidiaries and the management, operations and finances of any of them which may be advisable or necessary to include in the Form S-4 Registration Statement or any amendment thereto as may be necessary to keep it current and effective until the distribution of the Merger Securities, none of which information, with respect to the subject matter thereof shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) PLL shall provide LTC in writing with all information relating to PLL or its Subsidiaries and the management, operations and finances of any of them which may be advisable or necessary to include in the Form S-4 Registration Statement or any amendment thereto as may be necessary to keep it current and effective until the distribution of the Merger Securities, none of which information, with respect to the subject matter thereof shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Each of PLL and LTC agrees that the Proxy Statement/Prospectus (except, in the case of PLL, with respect to portions thereof prepared by LTC, and except, in the case of LTC, with respect to portions thereof prepared by PLL) will comply as to form in all material respects with the requirement of the Exchange Act and the rules and regulations of the SEC thereunder, and the Proxy Statement/Prospectus (except, in the case of PLL, with respect to portions thereof prepared by LTC, and except, in the case of LTC, with respect to portions thereof prepared by PLL) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.


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        (d)     Contemporaneously with the Ilion IPO process described in
Section 7.16, PLL and LTC shall file all applicable state securities or "blue sky" applications and use its reasonable efforts to qualify the Merger Securities issuable pursuant to this Agreement under such applicable state securities or "blue sky" laws prior to the Closing Date.

        (e)     Information which is obtained by either party pursuant to this
Section 7.6 will be kept confidential by such party; provided, however that in the event the party or any of its representatives is requested or required pursuant to applicable Law by any Governmental Authority to disclose any such information, the party may do so after providing the other party with notice of the request or requirement so that the other party may attempt, at its own expense, to obtain a protective order. Each party will use reasonable efforts to limit access to such information on a "need to know" basis. Neither party may use information obtained from the other party pursuant to this subsection to compete with the other party.

        (f) PLL will advise LTC, promptly after PLL receives notice thereof, of the time when the Form S-4 Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Merger Securities for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Form S-4 Registration Statement or for additional information.

        (g) PLL shall use its reasonable efforts to list, prior to the Effective Date, on Nasdaq, the Merger Securities to be issued to the holders of LTC Common Stock in the Merger.

        7.16 IPO; Reincorporation. As soon as practicable, PLL will use all reasonable efforts (subject to market, economic and business conditions) to file a registration statement for the IPO (the "IPO Registration Statement") and to consummate an IPO. Prior to closing the IPO, PLL will change its name to "Ilion Technology Corporation" and its jurisdiction of incorporation to Delaware by means of a domestication in Delaware pursuant to Section 388 of the Delaware General Corporation Law or otherwise.

        8.1 Conditions to Obligations of PLL. The obligations of PLL to consummate the Closing are subject to the satisfaction (or waiver by PLL) of the following conditions:

        8.1.1 Representations, Warranties and Covenants of LTC (a) The representations and warranties of LTC made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing Date, as though made as of the Closing and (b) LTC shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by LTC on or before the Closing Date.

        8.1.2 No Injunction, etc. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.


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        8.1.3   No Proceedings. No action, suit or proceeding challenging this
Agreement, the Interim Agreements, the Ancillary Closing Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking material damages shall have been instituted or threatened by any Person.

        8.1.4 Ancillary Closing Agreements. Each of the Ancillary Closing Agreements shall have been executed and delivered by LTC where LTC is a party thereto.

        8.1.5 Third-Party Consents; Governmental Approvals. The Registration Statement shall have been declared effective by the SEC, the information contained therein shall be true and correct in all material respects as of the Closing Date, no stop order shall have been issued or proceedings instituted or threatened to suspend the effectiveness of the Registration Statement and all consents, approvals, waivers, subordinations and Permits, if any, disclosed or required to be disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement shall have been received including, but not limited to, any consents from Ben Franklin or relating to the Mitsubishi Materials and the approval by LTC's and PLL's shareholders of the transactions contemplated by this Agreement and the Ancillary Closing Agreements.

        8.1.6 No Material Adverse Change. Prior to the Closing Date, no event shall have occurred which, individually or when considered together with all other matters, has had, or could reasonably be expected to have, a Material Adverse Effect on LTC, and PLL shall not have discovered any fact or circumstance (previously unknown to PLL) which, individually or when considered together with all other matters, has, or could reasonably be expected to have, a Material Adverse Effect on LTC.

        8.1.7 Transfer of Intellectual Property Rights. If PLL deems it necessary, LTC shall have Transferred all of its Intellectual Property Rights to an entity organized under the laws of the Netherland Antilles or a similar jurisdiction, for tax purposes.

        8.1.8 SEC Filings. LTC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, containing audited financial statements and all other required SEC filings shall have been filed with the SEC.

        8.1.9 Due Diligence. PLL shall have completed to its satisfaction its due diligence review of LTC and its subsidiaries in connection with the transactions contemplated by this Agreement, the Interim Agreements and the Ancillary Closing Agreements.

        8.1.10 IPO Closing. The IPO shall have closed prior to the Closing of the Merger.

        8.1.11 Termination of Options and Employment Agreements. All option plans, option agreements and employment agreements between LTC or its subsidiaries and its employees, directors or any other Person (whether oral or written) shall have been terminated prior to the Closing Date with no further obligation or liability to LTC or PLL.


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        8.1.12  Stockholder Vote. The Merger shall have been approved by the requisite vote of the stockholders of PLL.

        8.1.13 Effective Registration Statement. The Form S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

        8.1.14 Blue -Sky Permits. PLL shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

        8.2 Conditions to Obligations of LTC. The obligations of LTC to consummate the Closing are subject to the satisfaction (or waiver by LTC) of the following conditions:

        8.2.1 Representations, Warranties and Covenants of PLL. The representations and warranties of PLL made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of Closing, as though made as of the Closing and (b) PLL shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by PLL on or before the Closing Date.

        8.2.2 No Injunction, etc. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

        8.2.3 No Proceedings. No action, suit or proceeding challenging this Agreement, the Interim Agreements, the Ancillary Closing Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking material damages shall have been instituted or threatened by any Person.

        8.2.4 Ancillary Closing Agreements. Each of the Ancillary Closing Agreements shall have been executed and delivered by PLL where PLL is a party thereto.

        8.2.5 Third-Party Consents; Governmental Approvals. The Form S-4 Registration Statement shall have been declared effective by the SEC, the information contained therein shall be true and correct in all material respects as of the Closing Date, no stop order shall have been issued or proceedings instituted or threatened suspending the effectiveness of the Registration Statement and all consents, approvals, waivers and Permits, if any, disclosed or required to be disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement shall have been received including, but not limited to, any consents relating to the Mitsubishi Materials and the approval by LTC's and PLL's shareholders of the transactions contemplated by this Agreement and the Ancillary Closing Agreements.


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        8.2.6   No Material Adverse Change. Prior to the Closing Date, no event shall have occurred which, individually or when considered together with all other matters, has had, or could reasonably be expected to have, a Material Adverse Effect on PLL and LTC shall not have discovered any fact or circumstance (previously unknown to LTC) which, individually or when considered together with all other matter has, or could reasonably be expected to have, a Material Adverse Effect on PLL.

        8.2.7 IPO Closing. The IPO shall have closed prior to the Closing of the Merger.

        8.2.8 Fairness Opinion. LTC shall have received from its financial adviser, Schuler Associates, an opinion, dated the date of the execution of the Merger Agreement and the mailing of the Proxy Statement, that the proposed Merger is fair from a financial point of view to the LTC shareholders, and such opinion shall not have been withdrawn prior to the Closing Date.

        8.2.9 Tax Opinion. LTC shall have received an opinion from Moore Stephens in form and substance reasonably satisfactory to LTC and its counsel to the effect that the Merger will qualify as a tax free reorganization under the Code.

        8.2.10 Stockholder Vote. The Merger shall have been approved by the requisite vote of the stockholders of LTC.

        8.2.11 Effective Registration Statement. The Form S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

        8.2.12 Blue -Sky Permits. PLL shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

        8.2.13 Nasdaq Listing. The Merger Securities issuable pursuant to the Merger shall have been approved for listing on Nasdaq.

        9.1     Termination.

        (a) This Agreement may be terminated and the Merger abandoned at any time prior to the Closing upon any of the following events (the date on which this Agreement is terminated under this Section 9.1 is the "Termination Date"):

        (i)     By the mutual written consent of PLL and LTC;

        (ii) By PLL, if there has been a material violation or breach by LTC of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by PLL or cured by LTC within 60 days after written notice thereof from PLL;

        (iii) By LTC, if there has been a material violation or breach by PLL of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been


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waived by LTC or cured by PLL within 60 days after written notice thereof from
LTC (a "PLL Default");

        (iv) By PLL or LTC if the transactions contemplated hereby have not been consummated by February 28, 2002; provided, however, that (i) neither PLL nor LTC will be entitled to terminate this Agreement pursuant to this Section 9.1(a)(iv) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

        (v) By PLL if LTC's shareholders fail to approve the transactions contemplated herein within 90 days of the effectiveness of the Form S-4 Registration Statement, or, in such circumstances, by LTC if LTC has met its obligations under Section 7.4 and 7.6 (a) with respect to such approval;

        (vi) By LTC, if PLL's shareholders fail to approve the transactions contemplated herein or, in such circumstances, by PLL if PLL has met its obligations under Section 7.4 and 7.6(a) with respect to such approval;

        (vii) By PLL, if the condition to Closing set forth in Section 8.1.6 has not been satisfied; or

        (viii) By LTC, if the condition to Closing set forth in 8.2.6 has not been satisfied.

II. The term "PLL Default" as used in the Commitment Warrant (as defined in the Bridge Loan Financing Agreements) shall have the meaning set forth in the Merger Agreement.

III. Section 3(a) of each Note delivered and to be delivered under the Bridge Loan Financing Agreement is amended and restated as follows:

        This Note (including both principal and accrued Default Interest, if any) shall be automatically converted into the Conversion Consideration (as defined below) on the date after the Termination Date (as defined in the Merger Agreement). Notwithstanding the foregoing, if the closing of the Transaction does not occur on or before the Termination Date due to (i) a PLL Default (as defined in the Merger Agreement), or (ii) a failure by the Lender's Board of Directors to act on good faith in proceeding with the Transaction contemplated under the Merger Agreement, then the Conversion Consideration shall consist solely of the shares.

IV. In all other respects, the Merger Agreement and the Bridge Loan Financing Agreements are hereby ratified and affirmed in their entirety.

        The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    PACIFIC LITHIUM LIMITED


                                    By:
                                        -----------------------------------
                                           Robin T. Johannink
                                           Managing Director


                                    LITHIUM TECHNOLOGY CORPORATION


                                    By:
                                        -----------------------------------
                                           David J. Cade
                                           Chairman and Chief Executive Officer